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                                      Exhibit 4.5
                          FIRST AMENDMENT
                                TO
                          LOAN AGREEMENT

     This First Amendment to Loan agreement is made and entered into as of the 4th day of November, 1994, by and among Wisconsin Gas Company Employees' Savings Plans Trust (the "Trust"), WICOR, Inc., (the "Company") and M&I Marshall & Ilsley Bank, a Wisconsin banking corporation (the"Bank"). All terms not otherwise defined hereinshall have the meanings assigned to such terms in the Loan Agreement by and among the Trust, the Company and the Bank dated as of November 4, 1991 (the Company and the Bank dated as of November 4, 1991 (the "Agreement").

                            WITNESSETH:

     WHEREAS, the maturity of the ESOP Note is November 4, 1994; and

     WHEREAS, the Trust has requested that the maturity date of the ESOP Loan be extended until November 3, 1995 and the Bank has agreed to such extension;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Amendment of Subsection 2.1. Subsection 2.1 of the Agreement shall be, and it hereby is, amended by deleting the first sentence thereof in its entirety and, in lieu thereof, inserting the following:

          "Subject to the terms and conditions hereof, the Bank agrees to lend to the Trust, on the Effective Date, Ten Million Dollars ($10,000,000), which amount shall be payable in seventeen (17) consecutive installments, consisting of sixteen (16) consecutive Quarterly installments of Two Hundred Fifty Thousand Dollars ($250,000) each payable on the last Business day of each Quarter commencing on November 30, 1991, and a final payment in the amount of the outstanding principal balance on November 3, 1995."

     2. Amendment of Subsection 2.2. Subsection 2.2 of the Agreement shall be, and it hereby is, amended by deleting part (b) thereof in its entirety and, in lieu thereof, inserting the following:

          "(b) be stated to mature on November 3, 1995, and be payable as provided in subsection 2.1 hereof, and"

     3. Effectiveness of Amendment. This Amendment shall become effective upon receipt by the Bank of (i) a copy of this Amendment duly executed by the Trust, the Bank and the Company,
          (ii) the Consent of Guarantor attached to this Amendment duly executed by the Company and (iii) the Amended and Restated Promissory Note substantially in the form attached hereto as Exhibit A executed by the Trust which Note shall hereinafter constitute the ESOP Note.
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     4.   Miscellaneous.

          (a) The Trust hereby represents and warrants to the Bank that all of the representations and warranties made by the Trust in the Loan Documents are true and correct on the date of this Amendment and that no Default or Event of Default under the Agreement has occurred and is continuing as of the date of this Amendment.

          (b) The Company hereby represents and warrants to the Bank that all of the representations and warranties made by the Company in the Loan Documents are true and correct on the date of this Amendment; that no Default or Event of Default under the Agreement has occurred and is continuing as of the date of this Amendment; that the making, execution and delivery of this Amendment, and performance of and compliance with the terms of the Agreement, as hereby amended, (i) have been duly authorized by the Boards of Directors of Wisconsin Gas and of the Company and by all other actions, (ii) do not and will not conflict with, contravene or violate ;any provision of, or result in a breach of or default under, or require the waiver (not already obtained) of any provision of or the consent (not already given) of any Person under the terms of, the Trust Agreement and (iii) will not violate, conflict with, or constitute a default under any law, regulation, order or any other requirement of any court, tribunal, arbitrator, or Governmental Authority; that the Agreement, as amended hereby and the ESOP Note, as amended and restated by the Amended and Restated Promissory Note constitute valid and legally binding obligations of the Trust, and enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights.

          (c) Each reference in the Agreement to "this Agreement" and each reference in the ESOP Note and the Guaranty to "Agreement" shall be deemed a reference to the Agreement as amended by this amendment.

          (d) Except as amended by this Amendment, the terms and conditions of the Agreement shall remain in all other respects in full force and effect.

          (e) The Company acknowledges and agrees that pursuant to subsection 11.6 of the Guaranty, the Company shall cause Wisconsin Gas to reimburse the Bank for all of its out of pocket costs and expenses incurred in connection with this Amendment, including the fees and disbursements of the counsel to the Bank for the preparation hereof and expenses incurred in connection herewith.

          (f) This Amendment and the rights and obligations of the parties hereto shall be governed by the laws of the State of Wisconsin.
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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan Agreement to be executed by their respective officers.

                              CITIBANK, N.A., AS TRUSTEE OF
                              THE WISCONSIN GAS COMPANY
                              EMPLOYEES' SAVINGS PLANS TRUST


                              By        Karen London
                                   ------------------------------
                                        Trust Officer

                              WICOR, INC.

                              By        Joseph P. Wenzler
                                   ------------------------------
                                       V. P. Treasurer and
                                      Chief Financial Officer

                              M & I MARSHAL ILSLEY BANK

                              By        Gina A. Peter
                                   ------------------------------
                                       Vice President

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                       CONSENT OF GUARANTOR

     The undersigned hereby (i) acknowledges and agrees that the Guaranty executed by the undersigned is and remains in full force and effect subject to no defense, counterclaim or offset of any kind, (ii) acknowledges its receipt of a copy of the foregoing Amendment, acknowledges that it has received notice of the extension of the time for payment of the ESOP Loan pursuant to such Amendment and hereby consents and agrees to the terms of the foregoing Amendment, all in accordance with Section 7 of the Guaranty and
(iii) acknowledges and agrees that the giving of the undersigned's consent to the foregoing Amendment shall not in any way be construed to require the giving of the undersigned's consent to any future amendment.

     Dated as of November 4, 1994.

                                   WICOR, INC.


                                   By:    JOSEPH P. WENZLER
                                            ----------------------------
                                       Vice President, Treasurer
                                         & Chief Financial Officer

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                       AMENDED AND RESTATED
                          PROMISSORY NOTE

$10,000,000.00                               November 4, 1991
                                        as amended and restated
                                        as of November 4, 1994

     FOR VALUE RECEIVED, the undersigned Wisconsin Gas Company Employees' Savings Plans Trust (the "Trust"), a trust legally organized under the laws of the State of Wisconsin, promises to pay to the order of M&I Marshall & Ilsley Bank (the "Bank") at its main office in the City of Milwaukee, Wisconsin, the principal sum of Ten Million ($10,000,000.00), payable in sixteen (16) consecutive quarterly installments of Two Hundred Fifty Thousand Dollars ($250,000.00) each, commencing on November 30, 1991 and on the last Business Day of each succeeding Quarter thereafter and a final installment of principal in the amount of Six Million Dollars ($6,000,000.00) due and payable in full on November 2, 1995. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in that certain Loan Agreement by and amount the Trust, WICOR, Inc. (the "Company") and the Bank dated as of November 4, 1991, as amended by the First Amendment to Loan Agreement among the Trust, the Company and the Bank dated as of November 4, 1994 (the "Agreement").

     The unpaid principal balance hereof shall bear interest at a rate per annum equal to that interest rate Wisconsin Gas Company elects to have this loan bear under the Agreement. Interest shall be payable hereunder by the Trust to the Bank as provided in Section 2 of the Agreement.

     The Trust may at any time and from time to time without premium or penalty (except as otherwise provided in Section 2.3 of the Agreement), make prepayments in whole or in part of the principal amount hereof. All prepayments shall be applied to the last maturing principal installments in the inverse order of their maturities and shall be accompanied by interest accrued on the amount prepaid through the prepayment date.

     No person entitled to payment hereunder shall have any right to any assets of the Trust other than (a) shares of common stock of the Company purchased with the proceeds of the loan evidenced by this Note and not allocated to participants in the Wisconsin Gas Company Employees' Savings Plan (the "ESOP"), (b) contributions (other than contributions of employer securities) that are made to the Trust for the account of the ESOP to permit the Trust to meet its obligations under this Note, and (c) earnings attributable to such common stock and the investment of such contributions.

     This note is evidence of an Acquisition Loan made pursuant to Section 4.07(b) of the Trust, and the proceeds of such loan shall be used in accordance with such Section.
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     Anything herein to the contrary notwithstanding, this Note is intended to be consistent and in conformity with all laws, rules of law, and regulations relating to loans made to employee stock ownership trusts (defined by Section 4975(e) (7) of the Internal Revenue Code of 1988), including but not limited to Sections 401, 409, and 4975 of the Internal Revenue Code of 1986 and the regulations thereunder, and Sections 406, 407 and 408 of the Employer Retirement Income Security Act of 1974 and the regulations thereunder. To the extent that any provision of this Note shall at any time be found inconsistent with any such laws, rule of law or regulations, such inconsistent provisions shall be inapplicable and such provisions found inapplicable shall be deemed amended, revised, as reasonably required, in order to provide conformity with the laws, rules of law, and regulations governing loans to employee stock ownership trusts in purchase qualifying employer securities.

     This Note constitutes the ESOP issued pursuant to the Agreement, to which Agreement reference is hereby made for definitions of certain defined terms used herein and for a statement of certain terms and conditions under which the load evidenced hereby was made and is to be repaid. If an event of Default shall occur, the entire unpaid principal balance of, and all accrued interest on, this Note shall become automatically and immediately due and payable or may be declared immediately due and payable as provided in the he Agreement.

     The Trust hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. This Note shall be construed and enforced in accordance with the Laws of the State of Wisconsin.

                              CITIBANK, N.A., as trustee for
                              WISCONSIN GAS COMPANY EMPLOYEES'
                              SAVINGS PLANS TRUST

                              By:  Karen London
                                   ------------------------------
                                                                 Trust Officer